EXHIBIT 10.6
Summary of Director Compensation

					Compensation
	Full Board		Audit Committee		Committee		Nominating Committee
Fees	Member	Chairman	Member	Chairman	Member	Chairman	Member	Chairman

Chairman Retainer Fee		$0		$20,000		$8,000		$10,000

(per annum)

‘Regular’ Board Meetings	$9,500

(per meeting)

Normal Committee Meetings			$6,000		$5,000		$3,000

(per meeting)

‘Special’ Board/Committee Meetings	$1,500		$1,500		$1,500		$1,500

In-Person

(per hour)

‘Special’ Board/Committee Meetings	$1,500		$1,500		$1,500		$1,500

Telephonic

(per hour)